SALANT CORPORATION
        LONG TERM SAVINGS AND INVESTMENT PLAN
               AS AMENDED AND RESTATED
              EFFECTIVE JANUARY, 1, 1989
                 SALANT CORPORATION
        LONG TERM SAVINGS AND INVESTMENT PLAN
 (As amended and restated effective January 1, 1989)

        Salant Corporation hereby amends and restates the Salant
Corporation Long Term Savings and Investment Plan, the Manhattan
Industries Salary Savings Plan (the "Manhattan Plan") and the Denton
Mills, Inc. Employees Profit-Sharing Plan (the "Denton Plan") to comply with requirements of the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1989, the
Unemployment Compensation Amendments of 1992 and  the Revenue
Reconciliation Act of 1993 (the "Acts") effective as of January 1, 1989 with respect to the Plan, February 1, 1989 with respect to the Manhattan Plan and November 1, 1989 with respect to the Denton Plan, or with respect to certain provisions, as of the pertinent effective dates contained in the provisions of the Acts, and merges the Manhattan Plan and the Denton Plan into the Plan effective as of March 1, 1992. It is intended that this Plan as amended and restated will be qualified under Section 401(a) of the Internal Revenue Code and that its designated contribution provisions will satisfy the additional requirements of Section 401(k) of the Code.

     Table of Contents

Title                                                       Page

Section 1     Definitions                                   1

Section 2     Membership                                    7

Section 3     Salary Deferral Contributions.                8

Section 4     Company Matching Contributions                10

Section 5     The Trust Fund.                               14

Section 6     Vesting                                       19

Section 7     Maximum Contributions                         21

Section 8     Distributions, Loans, and Withdrawals         23

Section 9     Administration of Plan                        35

Section 10    Top-Heavy Plan Years                          38

Section 11    Miscellaneous                                 43

Section 12    Conditional Adoption                          45

Appendix A    Adopting Employers                            46

                                           Section 1
Definitions
         1.1  "Affiliate" means any corporation or unincorporated
business in control of, controlled by, or under common control with, the Company within the meaning of Sections 414(b) and (c) of the Code and any organization which is a member of an affiliated service group of which the Company is a Member within the meaning of Section 414(m) of the
Code; provided, however, that, for the purposes of the limitations upon the benefits of a member contained in Section 7, "Affiliate" status shall be determined in accordance with Section 415(h) of the Code. Except to the extent approved by the Board of Directors, a corporation or unincorporated business shall not be deemed an Affiliate for any purpose under the Plan with respect to any period before it becomes an Affiliate.
         1.2  "Aggregate Compensation" means the total amount of
Compensation paid to Members with respect to a Plan Year.
         1.3  "Board" means the Board of Directors of Salant
Corporation.
         1.4  "Code" means the Internal Revenue Code of 1986 as
amended.
         1.5  "Committee" means the person or persons appointed by
the Board to administer the Plan.
         1.6  "Common Stock" means the common stock of Salant
Corporation.
         1.7  "Company" means Salant Corporation and any other
Affiliate or other entity which, with the consent of the Board, has adopted the Plan and any successor to such Company. Each participating Company delegates all rights, powers, and duties, including amendment or termination of the Plan, to Salant Corporation. Appendix A to the Plan lists the Companies that have adopted the Plan and the effective date of such adoption.
         1.8  "Company Matching Contributions" for any Plan Year
means the sum of a Member's "Basic Matching Contribution" and "Bonus
Matching Contribution," if any, as provided in Section 4 of this Plan.
         1.9  "Compensation" means the total wages within the
meaning of Section 3401(a) of the Code and all other payments of compensation paid by the Company to an Employee for which the
Company is required to furnish the Employee a written statement under
Sections 6041(d), 6051(a)(3) and 6052 of the Code with respect to any period of Service together with any salary deferral contributions made under this Plan or any other employee plan qualified under Section 401(k) or
Section 125 of the Code, but excluding all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, severance payments to former
Employees, and any amount in excess of the amount specified in Section 401(a)(17) of the Code (as amended by the Revenue Reconciliation Act of
1993 and as adjusted for increases in the cost of living by the Secretary of the Treasury pursuant to Section 401(a)(17)(B)of the Code).
         1.10 "Denton Plan" means the Denton Mills, Inc. Employees Profit-Sharing Plan as it existed prior to March 1, 1992, the date of its merger into the Plan.
         1.11 "Effective Date" means July 1, 1983.  The effective
date of this amendment and restatement is January 1, 1989, except as otherwise specifically stated.
         1.12 "Employee" means any person, including officers,
employed by the Company who is classified by the Company under uniform rules as a regular, office, sales, security, supervisory or technical employee, provided that no such person shall be an Employee if such person is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company or an
Affiliate unless such agreement provides that such employees shall be eligible to participate in the Plan.
         1.13 "Entry Date" means January 1 and July 1 and, with
respect to an Employee hired after June 30, 1993, April 1 October 1.
         1.14 "ERISA" means the Employee Retirement Income
Security Act of 1974, as most recently amended.
         1.15 "Hour of Service" means (a) each hour for which an
Employee is directly or indirectly paid, or entitled to payment, by his Employer for the performance of duties; (b) each hour for which an
Employee is directly or indirectly paid, or entitled to payment, by his Employer for reasons other than the performance of duties; (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer excluding any hour credited under (a) or (b);
and (d) each hour attributable to a period of service with respect to which a Member is not paid or entitled to payment (including an approved leave of absence). For purposes of paragraph (d) of this Section 1.15, the number of Hours of Service attributable to any such period of service shall be determined by the Committee on a basis consistent with the Member's customary work week. The Hours of Service to be so credited shall be determined pursuant to 29 Code of Federal Regulations, Section 2530.200b-
2(b) and (c) as promulgated by the United States Department of Labor, as amended from time to time.
         Hours of Service shall be counted on the basis of such records or assumptions as shall be adopted by the Committee on a
nondiscriminatory basis which is consistent with the Plan and permitted by the Secretary.
         1.16 "Manhattan Member Contributions" means the amount,
if any, credited to the account of a member of the Manhattan Plan equal to the amount of the Member's contributions made under the provisions of the Manhattan Industries Inc. Employees Benefit Plan prior to February 1,
1984, plus interest at the rate of 7% per annum credited to January 31,
1984.
         1.17 "Manhattan Plan" means the Manhattan Industries
Salary Savings Plan as it existed prior to March 1, 1992, the date of its merger into the Plan.
         1.18 "Member" means any individual who has become a
member in accordance with Section 2 of the Plan and whose interest in the
Fund has not been completely distributed pursuant to Section 8.
         1.19 "Plan" means this Salant Corporation Long Term
Savings and Investment Plan as from time to time in effect; and prior to
March 1, 1992 also means the provisions of the Manhattan Plan and the
Denton Plan as restated and set forth herein.
         1.20 "Plan Year" means the calendar year.  With respect to the Manhattan Plan prior to the merger, "Plan Year" means for periods prior to February 1, 1991, each twelve month period beginning on February 1 and ending on January 31; the eleven month period beginning on February
1, 1991 and ending on December 31, 1991; and each calendar year thereafter.  With respect to the Denton Plan prior to the merger, "Plan
Year" means for periods prior to November 1, 1991, each twelve month period beginning on November 1 and ending on October 31; the two month period beginning on November 1, 1991 and ending on December 31, 1991;
and each calendar year thereafter.
         1.21 "Salary Deferral Contributions" for any Plan Year
means the sum of a Member's "Employee Matched Contributions" and
"Employee Supplemental Contributions," as provided in Section 3 of this
Plan. Salary Deferral Contributions shall be treated as employer contributions for all purposes under this Plan except Section 6 and Section 11.
         1.22 "Service" means the number of years including each
month as 1/12 of a year and each partial month as a full month contained in the period beginning on the date on which an Employee first performs an
Hour of Service with the Company or any Employer and ending on the date of termination or interruption of such employment, which shall be deemed to be the earlier of (A) the date of retirement, quit or discharge or (B) the later of (i) the first anniversary of the date a leave of absence commenced or (ii) the second anniversary of the date a leave of absence commenced, if the absence beyond the first anniversary is because of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of such child by the Employee or the caring for such child for a period immediately following such birth or placement.
         (a) Service shall not include any service which preceded an interruption in such service if the person had no vested interest under the Plan at the time of such interruption and if the number of full consecutive
12 month periods contained in such interruption of such service equals or exceeds the greater of five and the aggregate number of full consecutive 12 month periods of service not theretofore excluded preceding such interruption.
         (b)  The service of a person whose service has been
interrupted shall include service thereafter but shall not be aggregated with service prior to such interruption until such person completes a 12 consecutive month period of service after resumption of his service.
         (c)  An interruption of service shall not be deemed to occur if employment recommences within 12 months.
         (d)  Service shall include periods during which an employee is absent for military service provided employment is resumed within the period prescribed by the statutes of the United States, as from time to time in effect, for the exercise of veteran's reemployment rights and periods during which an employee is absent pursuant to an authorized leave of absence approved by the Committee under uniform rules.
         (e)  Service shall also include periods of employment by
any Affiliate commencing with the date of acquisition of control of such Affiliate, to the extent that such periods of employment would have counted as service had such employment been by the Company.
         (f)  Service shall also include service as an employee with any corporation, division, plant, unit, or other business entity which has been, or which in the future is, merged into or otherwise acquired by the Company but only to the extent that the Board approves such service as
Service under the Plan.
         (g)  To the extent that such periods would have counted as service had the employer then been the Company, service shall also include periods of employment by any employer acting as a field warehouseman if such employment has been determined by the Committee to be solely in connection with a field warehousing arrangement with the Company.
         (h)  The Service of a Member who had been a participant
in the Manhattan Plan shall be the greater of (a) the sum of (1) his
"Service" as determined under the terms of the Manhattan Plan through
January 31, 1991 and (2) his Period of Service commencing on February 1,
1991 or (b) the sum of (1) his "Service" as determined under the terms of the Manhattan Plan through January 31, 1992 and (2) his Period of Service commencing on February 1, 1992. The Period of Service of a Member who
had been a participant in the Denton Plan shall be the greater of (a) the sum of (1) his "Service" as determined under the terms of the Denton Plan through October 31, 1991 and (2) his Service commencing on November 1,
1991 or (b) the sum of (1) his "Service" as determined under the terms of the Denton Plan through October 31, 1992 and (2) his Period of Service commencing on November 1, 1992.
         1.23 "Trust Fund" means the trust fund established under the
Plan.
         1.24 "Trustee" means Chemical Bank, N.A. or any successor
corporate trustee from time to time acting as trustee of the Trust Fund.
         1.25 "Valuation Date" means the last business day of each
calendar month and such other special valuation dates as shall be agreed to by the Committee and the Trustee.
Section 2
       Membership
              2.1  Any Employee who was a Member of the Plan or the
Manhattan Plan or the Denton Plan on December 31, 1991 and who is
employed by the Company on January 1, 1992 shall be a Member of this
Plan or the Manhattan Plan or the Denton Plan, as the case may be, as of January 1, 1992. Every other Employee shall become a Member on the first Entry Date on or after the date as of which he has both completed one year of Service and attained age 21 (or in the case of an Employee hired before July 1, 1993, the earlier of his completion of two years of Service and the date as of which he has both completed one year of Service and attained age 21). If an Employee ceases to be a Member and is reemployed by the Company, he shall recommence membership as of the first day on which he again performs an Hour of Service for the Company.
         2.2  Any Employee who is eligible to receive from any
corporate plan an "Eligible Rollover Distribution," as defined in Section 402(c)(4) of the Code, or who has rolled over any portion of such distribution within 60 days to an "eligible retirement plan," as defined in
Section 402(c)(8)(B) of the Code (regardless of whether he is making
Salary Deferral Contributions) may make a rollover contribution of all or any portion of such amount into this Plan within 60 days of receipt of such "Eligible Rollover Distribution" or distribution from such "eligible retirement plan." Any such amount shall be separately accounted for hereunder, shall at all times be fully (100%) vested, and shall be treated in the same manner as Manhattan Member Contributions for all other purposes hereunder, except that the Employee shall not be deemed a Member for purposes of Sections 3 and 4 solely by virtue of having made such contributions. The Committee may impose such administrative or other restrictions on the right to make such contributions as it deems appropriate or necessary, including, but not limited to, requesting written verification of the qualified status of the plan from which the "Eligible Rollover Distribution" is derived or verification that no disqualifying contributions were made to such "eligible retirement plan."
Section 3
  Salary Defer                  ral Contributions
         3.1  Any Member participating in the Plan may elect in
writing to defer 1%, 2%, 3%, 4%, 5% or 6% of his Compensation while a
Member under this Plan, which contributions shall be Employee Matched Contributions for purposes of Section 4.
         3.2  Any Member making Employee Matched Contributions
may also elect in writing to defer additional full percentages of
Compensation up to an additional 9% of his Compensation while a Member under this Plan which will not be matched by the Company ("Employee Supplemental Contributions").
         3.3. A Member may change, suspend or resume an election
to defer Compensation once in any calendar quarter.  All elections, changes of elections, suspensions and resumptions with respect to salary deferral under this Plan shall be made as of the next succeeding Entry Date on no less than 30 days' notice to the Committee.
         3.4  Notwithstanding any other provision of the Plan, under no circumstances shall the salary reductions of any Member in any calendar year exceed $7,000 ($9,240 for 1994, and as adjusted for increases in the cost of living factor pursuant to Section 402(g)(5) of the Code) nor shall a salary reduction election by a 'highly compensated Member,' as defined in
Section 414(q) of the Code, be given effect to the extent such election might cause the Plan to fail to meet the discrimination standards set forth in
Section 401(k)(3) of the Code.  In this regard, the average of the percentages of salary deferred ("average deferral percentage") by each highly compensated Member participating in the Plan for any Plan Year must either be (a) not more than such average of all other Members in the
Plan for such Plan Year multiplied by 1.25 or (b) not more than such average of all other such Members for such Plan Year multiplied by 2.0, if the differential between such average for the highly compensated Members and such average for all other Members does not exceed 2 percentage points. In the event the Company determines that the deferrals elected by highly compensated Members might cause the deferrals under the Plan to fail to meet the foregoing limitations, the Committee shall reduce in an equitable manner, as it in its sole discretion shall determine, the permissible percentages of Compensation which may subsequently be deferred under the Plan by highly compensated Members. Notwithstanding the foregoing, the Committee shall not reduce the permissible Employee Matched
Contributions of any highly compensated Member if any other highly compensated Member may make Employee Supplemental Contributions.
         3.5  While any election under Section 3.1 or Section 3.2 to make Employee Matched Contributions or Employee Supplemental
Contributions is in effect, the Member's Compensation for each payroll period shall be reduced by the elected percentage, and the deferred amount shall be paid over in cash to the Trust Fund.
         3.6  If, prior to March 1 in any calendar year a Member
notifies the Committee in writing that the sum of his salary reductions under this Plan and his elective deferrals (as defined in Section 402(g) of the Code) under all other plans for the previous calendar year exceeds
$7,000 (as adjusted) and requests that such excess be distributed to him, the amount of such excess, adjusted for income or loss allocable thereto, shall be distributed to him no later than the following April 15.  Such distribution shall be paid first out of the portion of the Member's account attributable to Employee Supplemental Contributions and, to the extent necessary, out of the portion of his account attributable to Employee
Matched Contributions.
         3.7  Salary reductions of highly compensated Members shall be maintained within the limit of Section 3.4 by reducing the salary reductions of highly compensated Members in order of the percentages of salary deferred beginning with the highest of such percentages.  The amount by which a Member's salary reductions is so reduced, adjusted for income or loss allocable thereto, and reduced, but not below zero, by the amount of any distribution made or to be made to the Member pursuant to Section 3.6 shall be distributed to the Member no later than December 31 following the Plan Year for which such excess salary reductions were contributed to the
Plan on his behalf.
Section 4
  Company Matc                  hing Contributions
         4.1  The Company shall make monthly Basic Matching
Contributions to the Trust Fund Equal to 20% of the aggregate Employee
Matched Contributions of Members less the amount of any forfeitures occurring during the previous month.
         4.2 Each Basic Matching Contribution shall be allocated as of each Valuation Date among the Members who made Employee Matched Contributions during a calendar month in proportion to their Employee
Matched Contributions made during the calendar month for which the Basic Matching Contribution is being made.
         4.3 At the end of each Plan Year, the Company, in its discretion, may make additional Bonus Matching Contributions out of the Company's net income, as defined in Section 4.4.
         Bonus Matching Contributions shall be allocated among those Members who are employed on the last day of such Plan Year, or who retired, died, became disabled, or transferred to a nonparticipating Employer during such Plan Year, in proportion to their Employee Matched
Contributions made during the Plan Year.
         4.4 For purposes of this Section 4, the term "net income" means an amount for each fiscal year of the Company equal to the Company's net income before income and franchise taxes for that fiscal year, as shown on an income statement for that year prepared in accordance with generally accepted accounting principles consistently applied but without deduction for the Company's contribution under this Plan for that fiscal year.
         4.5  The aggregate of Salary Deferral Contributions and
Company Matching Contributions for any Plan Year may not exceed 15% of the compensation paid or accrued to all Employees under the Plan
(within the meaning of Section 404(a)(3) of the Code) in the taxable year of the Company ending with or within such Plan Year, plus any allowable credit and contribution carryovers provided in Section 404(a)(3) of the Code.
         4.6 The total amount of the Trust Fund forfeited by Members during any calendar month shall be applied to reduce future
Company Matching Contributions due under the Plan.
         4.7 Notwithstanding any other provision of the Plan, under no circumstances shall a Company Matching Contribution be allocated to the account of a highly compensated Member, as defined in Section 414(q) of the Code, to the extent that such allocation might cause the Plan to fail to meet the discrimination standards as set forth in Section 401(m) of the Code. In this regard the average of the allocations as a percentage of salary ("average contribution percentage") of each highly compensated Member participating in the Plan for any Plan Year must either be (a) not more than such average of all other Members in the Plan for such year multiplied by
1.25 or (b) not more than such average of all other Members for such Plan
Year multiplied by 2.0, if the differential between such average for the highly compensated Members and such average for all other Members does not exceed 2 percentage points. In any Plan Year for which the salary deferrals of non-highly compensated employees exceeds the amount necessary to keep the average deferral percentage of highly compensated employees within the limit set forth in the second sentence of Section 3.4, the excess salary deferrals shall be treated as Company Matching
Contributions allocated to the accounts on non-highly compensated employees for purposes of this Section 4.7.
         4.8 Company Matching Contributions to accounts of highly compensated Members shall be maintained within the limits of Section 4.7 by reducing such Company Matching Contributions in the order of such highly compensated Employees' Company Matching Contribution as a percentage of salary beginning with the highest of such percentages. Such reduction shall be made in proportion to the Member's Matching
Contribution allocated to his account for the Plan Year to which the reduction relates. The amount of such reduction in the Member's Company Matching Contribution allocated to his account to the extent the Member is vested in his Company Matching Contributions, adjusted for income or loss allocable thereto shall be distributed to the Member no later than December
31 following the Plan Year for which such excess Company Matching Contributions were contributed to the Plan. The amount of any reduction in the Company Matching Contribution allocated to a Member's account, to the extent that he is not yet vested in his Company Matching Contributions, adjusted for income or loss allocable thereto, shall be a forfeiture as of the December 31 of the Plan Year following the Plan Year for which the excess Company Matching Contribution was made. Any forfeiture pursuant to this Section shall be applied to reduce future Company Matching Contributions under the Plan.
         4.9 For any Plan Year during which both the average deferral percentage and the average contribution percentage for the eligible highly compensated Members exceed the like percentages for all other eligible Employees multiplied by 1.25, the sum of the average deferral percentage and the average contribution percentage for the eligible highly compensated Members shall not exceed the greater of:
         (a)  the sum of:
              (1) 125% of the greater of the average deferral percentage or the average contribution percentage for all other eligible employees; plus
                   (B)  the lesser of:
                        (i)  200% of the lesser of the average
deferral percentage or the average contribution percentage for all other eligible employees; or
                        (ii)  two percentage points plus the lesser
of the average actual deferral percentage or the average contribution percentage for all other eligible employees; or
              (2) the sum of:
                   (A) 125% of the lesser of the average actual deferral percentage or the average contribution percentage for all other eligible employees; plus
                   (B)  the lesser of:
                        (i)  200% of the greater of the average
actual deferral percentage or the average contribution percentage for all other eligible employees; or
                        (ii)  two (2) percentage points plus the
greater of the average actual deferral percentage or the average contribution percentage for all other eligible employees.
Section 5
         The Trust Fund
                  5.1 Contributions shall be held in a Trust Fund by the Trustee, pursuant to the terms of a Trust Agreement. No employee, Member or beneficiary under this Plan or any other person shall have any interest in or right to any part of the corpus, income or earnings of the Trust Fund or any part of the assets of the Plan except as and to the extent provided by the terms of the Plan.
         5.2 Effective as of January 1, 1992, the Trust Fund shall consist of the five funds listed below:
         FUND (1) - Money Market Fund. A fund together with the earnings thereon, invested in obligations of the United States Government or agencies thereof, demand notes, commercial paper, certificates of deposit, time deposits, and bankers' acceptances, with maturity dates of less than one year from date of purchase.
         FUND (2) - Fixed Income Fund. A fund, together with earnings thereon, invested in fixed income investments of intermediate-term maturities. Such fund may be restricted to obligations of the United States Government or agencies thereof, or obligations guaranteed as to the payment of principal and interest by such institutions.
         FUND (3) - General Equity Fund. A fund, together with the earnings thereon, invested in such (a) common or capital stocks; (b) preferred stocks, notes, bonds or debentures, convertible into common or capital stocks; (c) warrants or rights to purchase or subscribe for common or capital stocks or securities convertible into common or capital stocks;
and (d) other types of equity investments, including real estate stock funds, as the Trustee in its sole discretion shall determine, provided that no investment shall be made in stocks or securities of the Company or affiliates.
         FUND (4) - Guaranteed Income Fund. A fund, together with the earnings thereon, invested in contracts with insurance companies which provide for a stated rate of interest.
         FUND (5) - Salant Corporation Common Stock Fund. A fund, together with the earnings thereon, consisting of Common Stock of Salant Corporation contributed by the Company or purchased by the Trustee with cash contributions made by the Company. If so directed, the Trustee shall regularly purchase, or cause to be purchased, Common Stock of Salant Corporation from time to time in the open market or by private purchase, including purchase from Salant Corporation of authorized but unissued shares of such Common Stock or shares of such Common Stock held as treasury stock. All purchases and contributions from the Company shall be made at a price equal to the closing price at which Salant Corporation's Common Stock was traded as reported in the NYSE-Composite
Transactions list reported in the Wall Street Journal for the date of such purchase or contribution or if there were no such trades on such date, at a price equal to the mean between the "bid" and "asked" prices for such date.
         The Committee may select additional or substitute investment funds for subsequent investment of Salary Deferral Contributions.
         The Trustee may keep any portion of the above funds of the Trust Fund in the Money Market Fund or in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper (other than obligations of the Company or affiliates), as it may from time to time deem to be in the best interests of the Plan or Trust Fund; provided, however, that cash balances (including any interim investment thereof) shall not be maintained in fund
(5) except to the extent that such balances are in anticipation of cash distributions from fund (5) or are maintained not to disrupt directed purchases of the Trustee required by the Plan.
         5.3 The Trustee shall maintain sufficiently detailed records so that the Trustee, the Committee or a designated plan recordkeeper, using information reports which shall be no less frequent than monthly revaluations at current market values, as determined by the Trustee, may maintain a separate account for each Member, in which it shall keep a separate record of the share of such Member in each fund of the Trust Fund which is attributable to Company Matching Contributions, Salary Deferral Contributions, Manhattan Member Contributions and any contribution of an Eligible Rollover Distribution. Each month the earnings, income, losses and expenses of the Trust Fund shall be allocated among Members' accounts based on the balance in such accounts as of the previous Valuation Date.
         5.4 Elections for Investment. At the time an Employee commences membership under the Plan, he shall also elect in writing to the Committee to have his Salary Deferral Contributions, if any, invested in one or more of funds (1), (2), (3) and (4) described in subsection 5.2. At the time an Employee contributes an Eligible Rollover Distribution to the Plan, he shall elect in writing to invest such contribution in one or more of funds
(1),(2), (3) and (4) described in subsection 5.2. In no event shall a Member be permitted to elect to have a percentage other than a whole-number multiple of 10% (25% prior to January 1, 1994) of such contributions invested in any one fund. Company Matching Contributions shall be invested in fund (5) and may not be transferred to other funds except as provided in subsection 5.5(c).
         5.5 Change of Elections For Investment. Transfers between Funds. Each Member may, by filing a revised written election with the Committee, make the following changes in his investment elections:
         (a) He may, not more than once in any calendar quarter, as of any Valuation Date, file a revised investment election applicable to his Salary Deferral Contributions to be made for the month following such election and thereafter, subject to the limitations contained in subsection 5.4.
         (b) He may, not more than once in any calendar quarter, as of any Valuation Date, elect to reallocate his interest attributable to his Salary Deferral Contributions, Eligible Rollover Distributions and
Manhattan Member Contributions in one or more of funds (1), (2), (3) and
(4) by specifying what percentage of the value of his account immediately after the reallocation will be held in each such fund selected by him, provided that all such percentages so specified shall be in whole-number multiples of 10% (25% prior to January 1, 1994).
         (c) Notwithstanding the foregoing, a Member who terminates Service at or after age 60, and who is not reemployed shall be entitled to make only one change of investment election thereafter, which election shall be limited to transferring his entire account to fund (1) or fund (2).
         All transfers under these paragraphs (b) and (c) shall be made as of the Valuation Date of the month in which the Member files a revised written investment election with the Committee.
         5.6  Voting of Salant Corporation Common Stock.
Common Stock of Salant Corporation held by the Trustee shall be voted by the Trustee as directed by the Member to whose account such stock is credited. The Company shall cause each Member to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of Salant Corporation, together with an appropriate form for the Member to indicate his voting instructions. If instructions are not timely received by the Trustee with respect to any such stock, the Trustee shall vote the uninstructed stock in the same proportions as the Trustee was instructed to vote with respect to the shares for which it received instructions.
         5.7  Tendering of Salant Corporation Common Stock
         (a)  Upon a commencement of a tender offer for Salant
Corporation Common Stock, the Company shall notify each Member whose account includes shares of Salant Corporation Common Stock of such tender offer and use its best efforts to timely distribute or cause to be distributed to each such Member such information as is distributed to shareholders of the Company in connection with such tender offer, and shall provide a means by which the Member can instruct the Trustee whether or not to tender the shares of Salant Corporation Common Stock allocated to his account. The Company shall provide the Trustee with a copy of any materials provided to Members.
         (b) Each Member to whom subsection (a) applies, whether or not such Member is then vested in his account, shall have the right to instruct the Trustee how the Trustee is to respond to the tender offer, and the Trustee shall respond as instructed. The Trustee shall not tender any shares of Salant Corporation Common Stock allocated to a Member's account for which the Trustee has received no instructions from the Member.
         (c) A Member who has directed the Trustee to tender shares of Salant Corporation Common Stock allocated to his account may, at any time prior to the tender offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw, such shares of Salant Corporation Common Stock from the tender offer prior to the withdrawal deadline. A
Member shall not be limited as to the number of instructions to tender or withdraw which he may give to the Trustee.
         (d) The Trustee shall allocate the proceeds received in exchange for tendered Salant Corporation Common Stock in accordance with the Member's investment election applicable to his Salary Deferral Contributions.
         5.8 Expenses. Administrative expenses of the Plan shall be paid out of the Trust Fund unless and to the extent paid by the Company.
The Company may reimburse the Trust Fund for any payment so made.
Section 6
  Vesting
             6.1 A Member shall at all times be fully (100%) vested in his Salary Deferral Contributions and any Manhattan Member Contributions or any amount credited to the Member as a participant in the Denton Plan and their allocable earnings.
         6.2  A Member's Company Matching Contributions for any
Plan Year shall be vested in accordance with the following schedules:

         Completed Years
              of Service                    % Vested

         Less than 1                            0%
         1 but less than 2                  25%
         2 but less than 3                  50%
         3 but less than 4                  75%
         4 or more                         100%

         Company Matching Contributions shall also be fully (100%)
vested upon earlier death or disability, or upon a Member's attainment of age 65 or upon the Member's involuntary termination of employment other than for cause. "Disability" for this purpose shall mean physical or mental disability which a licensed physician acceptable to the Committee has certified as permanent or likely to be permanent and as rendering the
Member unable to perform his customary duties.  The Committee shall act in a uniform and nondiscriminatory manner with respect to all Members similarly situated in ruling on determinations of disability.
         6.3  If a Member shall terminate employment at a time
when he is not fully (100%) vested in all of his account under the Plan, the non-vested portion of his account shall be forfeited upon his incurring a termination of Service and shall be used to reduce the amount of the next monthly Company Matching Contribution required to be contributed pursuant to Section 4.1, and shall be allocated in accordance with
Section 4.2.
         6.4  If an amount to the credit of a Member's account is
forfeited pursuant to Section 6.3, such amount shall subsequently be restored to his account provided (a) he is re-employed by the Company prior to the expiration of five years after his termination of Service and (b) prior to the earlier of (i) five years after his re-employment date and (ii)
an interruption of Service of at least five years following his termination of Service he makes a lump sum payment to the Trust Fund in cash in an amount equal to the total amount of cash plus the value of the Common
Stock, if any, distributed to him from the Trust Fund on account of his termination of Service. Such amounts shall be repaid and restored to funds
(1), (2), (3), (4) and/or (5) in accordance with the Plan's terms and the portion allocable to a Member's contributions shall be allocated in accordance with his most recent investment election.
Section 7
  Maximum Cont                      ributions
         7.1  In no event may a Member's Annual Addition under
this Plan exceed the lesser of: $30,000 (or such other amount as may be prescribed pursuant to Section 415 of the Code) or 25% of Compensation from the Company and from all Affiliates during the Limitation Year, which shall be the Plan Year.
         "Annual Additions" means, for each Limitation Year, the sum of:
         (a)  all of a Member's Salary Deferral Contributions; and
         (b)  a Member's Company Matching Contributions.
              7.2  If any Member participates in this Plan and
participates or has participated in any defined benefit pension plan maintained by the Company or any Affiliate, the sum of his defined benefit plan fraction and defined contribution plan fraction in any Limitation Year may not exceed 1.0, calculated in the following manner:
         (a)  The defined contribution plan fraction is a fraction -
              (1)  The numerator of which is the Annual Additions
to a Member's account as of the close of the Limitation Year, and
              (2)  the denominator of which is the sum of the
lesser of the following amounts for this Limitation Year and each prior Limitation Year:
                        (A)  the product of 1.25
              and the maximum dollar limitation under
              Section 415(c) of this Limitation Year and
              each prior Limitation Year; or
                        (B)  the product of -
                   (i)  1.4 multiplied by
                   (ii) the maximum compensation
              limitation under Section 415(c) for such
              Limitation Year.
         The defined benefit plan fraction is a fraction -
         (1)  the numerator of which is the aggregate projected
annual benefit of the Member under all defined benefit plans maintained by the Company or any Affiliate (determined as of the close of the Limitation
Year); and
         (2)  the denominator of which is the lesser of:
                   (A)  the product of 1.25 multiplied by
         the maximum dollar limitation under Section 415(b) for
         such year, or
              (B)  the product of -
                   (i)  1.4 multiplied by
                        (ii) the maximum
              compensation limitation under Section 415(b)
              for such year.
     7.3 In any Limitation Year in which a Member would exceed the foregoing 1.0 limitation, his benefits shall be reduced to the extent necessary so that the sum of his defined contribution plan fraction and his defined benefit plan fraction will not exceed 1.0 in the following non-discretionary order of reduction:
     (a) Benefits under defined benefit plans maintained by the
Company shall be reduced in the order specified in such plans.
     (b) Employee Supplemental Contributions.
     (c) Employee Matching Contributions and associated Company
Matching Contributions.
     7.4 This Section 7 shall be interpreted in accordance with regulations under Section 415 of the Code.
Section      8
Distribu                tions, Loans, and Withdrawals
     8.l Form of Distribution.
     (a) At the time specified in Section 8.2 and with respect to a
Member who was a participant in the Denton Plan prior to January 1, 1992, subject to Section 8.11, the vested portion of a Member's account balance shall be distributed to him or in the event of his death, and subject to
Section 8.4(a), to his beneficiary in a lump sum, provided, however, that a Member whose Service is terminated (i) by early retirement at or after the attainment of age 60 and the completion of at least 10 years of Service as provided under the Salant Corporation Retirement Plan, or (ii) after attainment of age 65 whether or not the Member is eligible for retirement under said Retirement Plan, or (iii) by reason of his total and permanent physical or mental Disability as defined in Section 6.2, may elect distribution in a lump sum or in annual installments as nearly equal as practicable over a period of years specified by the Member not to exceed twenty years.  All lump sum distributions made on account of termination of Service shall be in cash except for distributions from Fund (5), which shall be in Common Stock, with cash in lieu of fractional shares, unless the Member requests in writing by reasonable notice prior to such distribution that such distribution shall be made solely in cash. A Member who elects installment distributions must waive his right to receive a distribution in Common Stock.
     (b) Any election made under this Section 8.1 may be changed at any time prior to the time distribution of the Member's account commences but may not be changed thereafter, except that a Member may exercise on or after retirement the right to transfer investments to the Plan's Money
Market Fund or Fixed Income Fund as provided in Section 5.5(c) and the
Member may irrevocably elect to accelerate payment of his unpaid installments.
     8.2 Timing of Distribution.
     (a) Subject to Section 8.3, the distribution of a Member's account in accordance with Section 8.1 shall commence -
         (1)  upon the earliest practicable date after the Member's termination of employment, if the distribution is made in a lump sum and does not exceed $3,500;
         (2)  if the Member so elects, upon any date following his
termination of employment and prior to his attainment of age 65; or
         (3)  upon the earliest practicable date after his attainment of age 65 or death in any case not specified in Paragraph (1) or (2).
     (b) In no event, unless a Member consents to postponement in accordance with Subsection (c), shall the distribution of his account commence later than the 60th day after the last day of the Plan Year in which occurs the later of his attainment of age 65 or the date of his termination of employment.
     (c) Subject to Section 8.3, a Member may consent to postpone the distribution of his account beyond the latest date permitted by Subsection
(b) by filing a written statement with the Committee describing the distribution to which he is entitled and stating the date upon which he desires such distribution to commence.
     8.3 Minimum Distribution.  Notwithstanding anything to the contrary contained in this Plan --
     (a) The entire interest of each Member must be paid to him commencing not later than the April 1st next following the close of his taxable year in which he attains age 70-1/2. The entire interest shall be payable in accordance with regulations under Section 401(a)(9) of the Code, including Section 1.40l(a)(9)-2, over a period not extending beyond the life of such Member or the joint lives of such Member and his designated beneficiary, or the life expectancy of such Member or the joint life and last survivor expectancy of such Member and his designated beneficiary;
provided, however, that any portion of a Member's interest remaining to be distributed on the date of such Member's death shall be distributed at least as rapidly as under the method of distribution in effect as of such Member's death.
     (b) If the Member has died prior to the commencement of the distribution of his interest in accordance with Paragraph (a) of this Section 10.3, the entire interest of such Member shall be distributed:
              (1)  in the case of a distribution to a
         designated beneficiary other than the Member's
         surviving spouse, commencing within one (l) year (or
         such longer time as the Secretary of the Treasury may
         by regulation prescribe) after the Member's death or
              (2)  if the beneficiary is the Member's
         surviving spouse, commencing not later than the date
         on which the Member would have attained age 70-1/2,
and payable in either case, in accordance with Treasury Regulations Section 1.401(a)(9), over the life, or over a period not extending beyond the life expectancy, of such designated beneficiary or surviving spouse.
     (c) For purposes of Subsections (a) and (b), the life expectancy of the Member, and of a surviving spouse shall not be redetermined after benefits have commenced to be distributed.
     (d) Any amount paid to a Member's child shall be treated as if it had been paid to the Member's surviving spouse if such amount will become payable to such surviving spouse upon such child reaching maturity or such other designated event which may be permitted under such regulations.
     (e) A Member may not elect to receive his benefits over a period of years which would permit his beneficiary (other than his spouse) to receive a benefit which is 50% or more of the actuarial value (determined as of the Member's benefit commencement date) of the combined benefits payable to such beneficiary and such Member.
     8.4  (a) Subject to Section 8.11 with respect to the Member's account balance, if any, accrued under the Denton Plan prior to January 1,
1992, if the Member is survived by a spouse to whom he was married throughout the one-year period ending on the date his benefits commenced to be distributed to him, or throughout the one-year period ending on his death if his death occurs prior to the commencement of the distribution to him or the Member married such spouse within one year of such commencement, such Member's entire account balance shall be payable to such surviving spouse, unless such spouse has consented in writing to the designation of a beneficiary other than such spouse, and such consent is witnessed by a Plan representative or by a notary public.
     (b) Subject to the foregoing, upon receipt of a notification from the Committee that he has qualified for participation in the Plan, a Member shall designate, on forms provided for that purpose by the Committee, a beneficiary and successor beneficiary. The designation of a beneficiary shall be effective upon its receipt by the Committee.  A Member may from time to time change the beneficiary or the manner of distribution which he has designated, without notice to his beneficiary, in accordance with such rules and regulations as the Committee may from time to time prescribe.
     (c) If a Member is not survived by a beneficiary designated under the terms of the Plan pursuant to subsection (a) or by him pursuant to Subsection (b), the Committee may (but shall not be required to) designate a beneficiary, but only from among the Member's spouse, descendants
(including adoptive descendants), parents, brothers and sisters or nephews and nieces.  If the Committee shall fail to designate a beneficiary, the balance in the Member's account shall be paid to his estate.
     8.5  (a) If distribution is made in a lump sum, the amount of the distribution shall be determined as of the Valuation Date immediately preceding the distribution. If, after the date of a lump sum distribution, any amounts are credited to the Member's account as his share of the Employer Matching Contribution, such amounts shall be distributed to him as soon as reasonably practicable after the allocation of such contributions.
     (b) If distribution is made in installments, the amount of each annual installment shall be determined by dividing the value of the
Member's account as of the Valuation Date immediately preceding distribution of the installment by the remaining number of unpaid installments.  At the Member's election, payments may be made on a monthly or quarterly rather than an annual basis pursuant to valuation methods consistent with the foregoing.
     8.6 Withdrawals - General Rules.  Any Member may by written application to the Committee request a "hardship withdrawal," as defined below, of Salary Deferral Contributions and the earnings allocated to them through the end of the last Plan Year ended before July 1, 1989 from his account or a withdrawal without need to demonstrate "hardship" of his vested Company Matching Contributions.  A Member who shall have attained the age of 59-1/2 shall not be limited to withdrawals of Salary Deferral Contributions for hardship but may make withdrawals of such contributions and the earnings thereon for any purpose. Such withdrawals shall be effective as of the date of the filing of the withdrawal application and shall be made as soon as practicable after the succeeding Valuation
Date unless the Committee and the Trustee have agreed to an earlier valuation. Withdrawals shall be permitted not more than once in any twelve-month period except upon a showing of Hardship.
     8.7 Standards for Hardship Withdrawals.  In accordance with the rules established by the Committee uniformly applicable to all Members, all or any part of the amount to the credit of the account of a Member may, in the sole discretion of the Committee, to the extent that such amount is vested, be distributed to him in cash at any time upon his written application to the Committee showing immediate and heavy financial need for a distribution which need may not be satisfied from other resources available to the Member. Any such distribution approved by the
Committee shall be made from the Member's Employee Supplemental
Contributions and earnings thereon to the extent available, and if insufficient therefor, the balance shall be distributed out of Employee
Matched Contributions and the earnings thereon.  The amount distributed shall not exceed the amount required to meet the immediate financial need created by the hardship.
     8.8 Withdrawal of Manhattan Member Contributions.  A Member
who has made Manhattan Member Contributions or a rollover contribution pursuant to Section 2.2 may make withdrawals of such contributions and their allocable earnings for any purpose.  Such withdrawals shall be effective as of the date of the filing of the withdrawal application and shall be made as soon as practicable after the succeeding Valuation Date unless the Committee and the Trustee have agreed to an earlier valuation.
     8.9 Form of Withdrawals.  Distributions on account of withdrawals and distributions on account of financial necessity shall be in cash.
     8.10     Member Loans  (a) Any Member who is a party-in-interest
within the meaning of Section 3(14) of ERISA may apply to the Committee for a loan from the Plan by written application submitted at least thirty (30) days (or such fewer number of days as the Committee, in their sole discretion, may determine) prior to the date as of which the Member desires to make the loan.  The loan application shall specify the desired amount and term of the loan and shall contain all such other information or documentation as the committee requires.
     (b) Upon receipt of a loan application containing all required information, the loan requested shall be granted; provided, however, that -
         (1)  The amount of any loan granted to a Member together
with the aggregate outstanding balance (determined as of the date the loan is made) of all previous loans to that Member under the Plan may not exceed the lesser of:
                   (A)  fifty percent (50%) of the sum of
         the vested balances in his accounts (including any
         accrued income earnings, losses or expenses
         attributable thereto) determined as of the most recent
         Valuation Date; or
                   (B)  $50,000, reduced by the excess
         (if any) of (i) the highest aggregate outstanding balance
         of loans to the Member from the Plan and all other
         plans maintained by an Employer or Affiliate during
         the one-year period ending on the date before the date
         the loan is made, over (ii) the aggregate outstanding
         balances of loans to the Member from the Plan and all
         other plans maintained by an Employer or Affiliate on
         the date such loan is made.
         (2)  Except for home loans described in paragraph (d)
below, the maturity date for any loan to a Member may not exceed five (5)
years from the date the loan is made;
         (3)  Each loan shall bear interest at a rate to be determined by the Trustee at the beginning of each calendar quarter.  In determining the rate of interest applicable to loans made or renewed during such quarter, the Trustee shall take into account the rates of interest used by at least two commercial entities in the business of lending money for similar types of loans made under similar circumstances with similar collateral, and the rate of interest established by the Trustee shall be commensurate with such commercial rates;
         (4)  All loans shall be subject to any additional
nondiscriminatory criteria that may be established by the Committee, provided that such criteria shall be those considered in an ordinary commercial setting by an entity in the process of making similar types of loans, including criteria relevant to creditworthiness and financial need;
         (5)  A Member may have only one outstanding loan from
the Plan at any time; and
         (6)  To the extent that the amount of any loan is greater
than the excess of the value of the aggregate balances in the Member's accounts over the value, if any, of such accounts accrued under the Denton
Plan prior to January 1, 1992, the loan shall require the written consent of the Member's spouse which is either witnessed by a Plan representative or a notary public.
     (c) The Committee shall make loans available to all Members on a reasonably equivalent and nondiscriminatory basis and in accordance with
Section 408(b)(1) of ERISA and regulations promulgated thereunder; and
any Member to whom such loan is made agrees to such changes in the terms of the loan as may be required by changes in the applicable law or regulations thereto. The Committee shall not make loans available to highly-compensated employees (within the meaning of Section 414(q) of the code) in an amount greater than the amount made available to other employees.
     (d) The provisions of Subsection (b)(2) above shall not apply with respect to any loan used to acquire, construct, reconstruct or substantially rehabilitate the "principal residence" of a Member. The maturity date of any such loan shall be a reasonable period of time as established by the Committee, in their sole discretion, consistent with the requirements of
Section 72(p) of the Code and other applicable law.
     (e) The entire principal amount or any portion of a loan may be prepaid at any time following the expiration of 90 days after the date on which the loan was made, without premium or penalty, together with accrued or unpaid interest on the amount as of the date of prepayment.
     (f) Principal and interest with respect to any loan to a Member shall be repaid by payroll deduction in level installments in amounts sufficient to liquidate the loan over its remaining term.
     (g) Upon a Member's termination of employment the outstanding principal amount of each loan together with all accrued and unpaid interest shall become immediately due and payable.
     (h) That portion of an account that remains charged by reason of a loan to a Member shall not share in any income, expense, gain or loss realized by the remainder of the Trust Fund and shall not be available for any in-service withdrawal or distribution provisions under the Plan.
     (i) Each Member to whom a loan is made shall grant to the
Trustees a security interest in his accounts to the extent of the loan and execute a promissory note in a form acceptable to the Trustee, which shall be payable to the order of the Trustees of the Plan for the amount of the loan and which shall set forth the term, interest rate, and repayment schedule for the loan.  Such note shall be considered an asset of the account against which the loan is charged.
     (j) If a Member defaults on any periodic repayment of income or principal, the Committee shall have the right to accelerate repayment or to demand immediate repayment of the entire amount outstanding.
     (k) Except as provided in paragraph (1) below if a Member fails to pay in full the principal amount or the accrued interest on his loan upon his termination of employment, the balance of any account that has been charged by reason of the loan shall be reduced by the amount of the unpaid principal and interest, and the amount by which the balance of the account is reduced shall be treated as a distribution.If, under the terms of the Plan without regard to this Section 10.9, the Member is not eligible to receive a distribution, then the balance of any account charged by reason of a loan shall be reduced and treated as a distribution on the first day on which the Member is eligible to receive a distribution, and interest shall accrue on the unpaid principal until such date.
     (l) A Member on an authorized unpaid leave of absence shall be entitled to suspend loan repayments during such unpaid leave for up to twelve months without being deemed to be in default on his promissory note thereby; provided, however, that the maturity of the loan may not be extended beyond the maximum provided in Subsection (b)(2) or (d) of this
Section 8.10.
     8.11     Distribution of Amounts Accrued Under the Denton Plan Prior
to January 1, 1992.
     (a) Unless the Member elects an optional form in accordance with subsection (b), then upon any distribution, the account balances of a
Member who was a participant in the Denton Plan shall, in the case of a
Member who is not married, be used to purchase an annuity for the life of the Member and, in the case of a Member who is married, be used to purchase a joint and 50% survivor annuity.
     (b) A Member may elect, subject to the provisions of subsection
(c), and during the 90-day period prior to the commencement of benefits, to have his benefit paid in one of the following manners:
         (1)  In a lump sum;
         (2)  In periodic payments of substantially equal amounts for a specified number of years not in excess of 10.  Such periodic payments shall be made not less frequently than annually;
         (3)  Purchase of a life annuity.
     (c) Any election by a married Member of one of the optional forms of payment set forth in Subsection (b) must be in writing and must be consented to by the Member's spouse.  The spouse's consent must be witnessed by a plan representative or notary public. Notwithstanding this consent requirement, if the Member establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver by the Member will be deemed a qualified election.  Any consent necessary under this item will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated spouse. Additionally, a revocation of a prior election may be made by a Member without the consent of spouse at any time before a distribution of the Member's account(s) is made.  The number of revocations shall not be limited.
     (d) Each Member shall be provided no later than 90 days before the commencement of benefits a written explanation of: (a) the terms and conditions of a qualified joint and survivor annuity; (b) the Member's right to make and the effect of an election to receive benefits in another form; (c) the rights of a Member's spouse; and (d) the right to make, and the effect of a revocation of a previous election not to receive benefits in the form of a joint and survivor annuity.
     (e) With respect to the account balance of a Member who was a participant in the Denton Plan each such Member may designate one or more beneficiaries to receive any death benefits that may become payable under the Plan by filing with the Company the forms specified for this purpose.  For a Member who is married, the beneficiary is the Member's spouse, unless the spouse has consented in a notarized writing to the selection by the Member of a beneficiary other than the spouse and the
Member selects such a beneficiary.  With respect to such benefits, the
Member shall have a right to select one of the modes of payment specified in Subsection (b) subject to the requirements of Section 8.3. Such selection shall be made in the manner and on the forms prescribed by the Company.
     If the Member has not specified a payment mode of distribution, the beneficiary may select one of the modes of distribution specified in
Subsection (b).  Any death benefits with respect to which the Member did not designate a beneficiary or the beneficiary fails to survive the Member shall be paid in a lump-sum in accordance with Section 8.4.
     (f) The Employer will provide each married Member with an
account balance accrued under the Denton Plan prior to January 1, 1992 within the applicable period set forth in subsection (g) with a written explanation of (1) the terms of the preretirement survivor's death benefit;
(2) the Member's right to designate and the effect of designating a beneficiary other than the Member's spouse; (3) the rights of the Member's spouse; (4) the right to make and the effect of a revocation of a previous beneficiary designation.
     (g) The applicable period shall be whichever of the following periods ends last:  (1) the period beginning with the first day of the Plan
Year in which the Member attains age 32 and ending with the close of the
Plan Year preceding the Plan Year in which the Member attains age 35; (2)
a reasonable period after the individual becomes a Member; (3) a reasonable period ending after Section 417(a)(5) of the Code ceases to apply to the Member or Section 401(a)(11) of the Code applies to the
Member; (4) a reasonable period after separation from service if the
Participant separates before attaining age 35.
     8.12     Qualified Domestic Relations Order.  A distribution may be made to an "alternate payee" pursuant to a "qualified domestic relations order" (each as defined in Section 414(p) of the Code) at a time when such a distribution would not be permitted to the Member pursuant to the provisions of the Plan or Section 401(k) of the Code.
     8.13 Direct Transfers. If a Member who is entitled to a distribution of at least $200 which is an "eligible rollover distribution," as defined in section 402(f)(2)(a) of the Code, elects in writing on a form provided by the Company to have such distribution, or a portion of such distribution equal to at least $500 (or the entire distribution if less than $500) paid directly to a specified "eligible retirement plan," as defined in section 402(c)(8)(B) of the Code, which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, the portion of such distribution which would otherwise be includible in the Member's gross income shall be distributed in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.
Section 9
Administr                       ation of Plan
         9.1  Salant Corporation by its approval of the Plan, as
amended, accepts responsibility as plan administrator of the Plan and a named fiduciary of the Plan with respect to the selection and retention of the Trustee of the Fund, the selection and retention of any Investment
Manager, investment of Plan Assets in Common Stock, the selection of the members of the Committee and for reviewing the performance of such
Committee as to the fiduciary duties and responsibilities vested in it under the Plan as hereinafter set forth. Salant Corporation shall act by resolution of the Board. Such action shall be evidenced by written resolution certified in writing by the Secretary or any Assistant Secretary of Salant Corporation.
         9.2  The Committee shall consist of not fewer than 3 nor
more than 5 members and may, but need not, include members of the
Board.  Any member may resign at will by notice to Salant Corporation or be removed (with or without cause) by Salant Corporation.  The Committee shall have exclusive responsibility and authority for approving and reviewing the Plan's investment and funding objectives and policies; and for reviewing and evaluating the performance and policies of the Trustee and of any Investment Manager. The Committee shall report regularly, at least annually, to the Board with respect to its evaluation of same. The
Committee shall also have primary responsibility and authority for the administration of the Plan including the authority to interpret its provisions, to authorize distributions from Plan assets, to establish and enforce such rules and regulations as it shall deem proper for the administration of the Plan, to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, to implement benefit claim procedures in accordance with Section 9.5 hereof, and to authorize the payment of benefits from Plan assets.  The Committee shall also have the responsibility for compiling and communicating to the Investment
Manager, if any, the financial information and projections with respect to anticipated contributions to and distributions from the Plan so that the current and ongoing liquidity and other financial needs of the Plan may be properly integrated into the recommendations of the Investment Manager respecting the Plan's investment objectives. The Committee shall have the authority to engage independent counsel and consultants in order to fulfill its responsibilities, to rely on the advice of same and to compensate same out of Plan assets.  The Committee shall also, from time to time, recommend Plan amendments to the Board as the Committee in
consultation with others may deem appropriate. In addition to and in furtherance of the powers and authorities herein conveyed, the Committee shall be authorized, in its discretion, to allocate responsibilities among one or more of its members, and to delegate responsibilities to any person or persons selected by it. Any action taken by the Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting.  A written resolution or memorandum signed by at least two members or by one member and the secretary of the Committee shall be sufficient evidence to any person of any action taken by such Committee.  The plan administrator shall also have the responsibility with respect to reporting and disclosure requirements under ERISA.
         9.3  Salant Corporation shall have the power to appoint one or more Investment Managers of the Fund.  Any Investment Manager
appointed by Salant Corporation shall be a bank, an insurance company, or an advisor registered under the Investment Company Act of 1940, as specified in Section 3(38) of ERISA and shall have responsibility for recommending investment objectives and policies to the Committee and for implementing same. The Investment Manager shall be responsible for investment decisions involving its allocable assets of the Fund and shall make regular reports to the Committee.
         9.4  Any person, corporation or other entity may serve in
more than one fiduciary capacity under the Plan.
         9.5  In the event of a dispute over entitlement to benefits, claims for additional benefits under the Plan shall be filed with the
Committee on forms supplied by the Committee.  Written notice of the disposition of a claim shall be furnished the claimant within 90 days after the claim is filed, unless written notice is furnished within the initial 90 day period specifying the reasons an additional 90 days are needed to rule upon the claim. If the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited, including an explanation of the Plan's claims review procedure, and, if the claim is perfectible, an explanation as to how the claimant can perfect the claim shall be provided.
         If a claimant whose claim has been denied wishes further
consideration of his claim, he may obtain a form from the Committee on which to request a review of his claim denial. Such form, together with a written statement of the claimant's positions, shall be filed with the
Committee no later than 60 days after receipt of the written notification provided for in the previous paragraph. The Committee shall fully and fairly review the matter within the next 60 days and shall advise the claimant, in writing, promptly of its decision, except that, due to special circumstances, and if the claimant is so advised within 60 days of the filing of the appeal, said review and advice may be made within 120 days of the filing of the appeal.
   Section 10
                             Top-Heavy Plan Years
         10.1 For purposes of this Section 10:
         (a)  (1)  "Key Employee" means any Member who, at any
time during the Plan Year or any of the four preceding Plan Years, is --
                        (A)  one of the ten
              Employees owning the largest interests in
              the Company and all Affiliates considered
              as a unit;
                        (B)  an owner of a 5
              percent or greater interest in the Company
              or any Affiliate;
                        (C)  an owner of a greater
              than one percent interest in the Company
              or any Affiliate, whose Section 415
              Compensation from all Employers
              combined exceeds $150,000.
                        (D)  an officer of the
              Company or an Affiliate whose Section
              415 Compensation exceeds 50% of the
              dollar limit in effect under
              Section 415(b)(1)(A) of the Code for any
              such Plan Year.
              (2)  No Employee shall be considered a Key Employee
pursuant to Subsection (1)(A) if such Employee's Compensation is less than the amount determined under Section 415(c)(1)(A) of the Code (as adjusted pursuant to Section 415(d)(1)(B) of the Code), for the calendar year in which falls the Determination Date; provided, further, if any two Employees own the same interest in the Company or any Affiliate, the Employee having the larger Section 415 Compensation will be considered to own the larger interest.
              (3)  For purposes of Subsection 10.1(a)(1)(A)-  (C), an
Employee shall be considered as owning all interests in the Company or an Affiliate which he owns directly or would be deemed to own under the rules contained in Section 318 of the Code, except that subparagraph (C) of
Section 318(a)(2) shall be applied by substituting "5%" for "50%."
              (4)  No more than the greater of three Employees or
10% of all Employees (up to a maximum of 50) of the Company and all
Affiliates combined shall be considered officers for purposes of
Subsection 10.1(a)(1)(D) and no Employee of the Company or an Affiliate
which is not a corporation shall be considered an officer for such purpose. Where the actual number of such officers exceeds the limit imposed by the preceding sentence, those Employees who will be considered officers for purposes of Subsection 10.1(a)(1)(D) shall be the officers having the highest annual compensation during the five-year period which includes the Plan
Year and the four preceding Plan Years.
         (b)  "Determination Date" means, with respect to each Plan
Year, the last day of the immediately preceding Plan Year.
         (c)  "Aggregation Group" means
              (1)  each plan of the Company or an Affiliate
(including terminated plans) which --
                        (A)  has one or more
              participants who are Key Employees,
              and/or
                        (B)  enables any plan
              described in subsection (A) to meet the
              requirements of Section 401(a)(4) or
              Section 410 of the Code,
plus, at the Board's election,
              (2)  any other plan or plans which, when considered
together with the plan or plans described in subsection (1), satisfy the requirements of Section 401(a)(4) and Section 410 of the Code.
         (d)  "Top-Heavy Plan Year" means any Plan Year with respect to which the Plan is a Top-Heavy Plan described in Section 10.3, such
Section 10.3 to be read as incorporating the applicable definitions contained in Section 416 of the Code and the regulations promulgated thereunder, and those of any successor statute thereto.
         (e)  "Section 415 Compensation," for any period, means an
individual's current compensation from the Company or an Affiliate required to be reported on Form W-2 for such period, including those items listed in Paragraph (1) of Section 1.415-2(d) of the Federal Income Tax Regulations but excluding those items listed in Paragraph (2) thereof.
              10.2 To the extent required under
Section 401(a)(10)(B) and/or Section 416 of the Code (or any successor statute(s) thereto), for any Top-Heavy Plan Year, the provisions of the Plan shall apply only to the extent not inconsistent with Sections 10.4 and 10.5 of the Plan.
         10.3 (a)  Except as provided in Section 10.3(a)(3), the
Plan is a Top-Heavy Plan with respect to a Plan Year if, as of the
Determination Date of such Plan Year --
              (1)  the aggregate of the Accounts of Key Employees
under the Plan exceeds 60% of the aggregate of the Accounts of all
Employees under the Plan; or
              (2)  the Plan is a member of an Aggregation Group:
                        (A)  which is described in
              Section 10.1(c)(1), and
                        (B)  with respect to which
              the sum of --
                             (i)   the present
                   value of the cumulative accrued
                   benefits for Key Employees under
                   all defined benefit plans within the
                   Aggregation Group, and
                             (ii)  the
                   aggregate of the accounts of Key
                   Employees under all defined
                   contribution plans in the
                   Aggregation Group --
         exceeds 60 percent of the sum of --
                             (i)   the present
                   value of the cumulative accrued
                   benefits of all Employees under all
                   defined benefit plans included in
                   the Aggregation Group; and
                             (ii)  the
                   aggregate of the accounts of all
                   Employees under all defined
                   contribution plans within the
                   Aggregation Group.
               (3)  Notwithstanding Paragraphs (1) and (2) of this
Section 10.3(a), the Plan shall not be a Top-Heavy Plan for any Plan Year in which the Plan is a member of an Aggregation Group with respect to which the percentage test described in Section 10.3(a)(2)(B) is not met.
        (b)    For purposes of this Section 10.3:
               (1)  the accrued benefit and/or account balance of any
Employee who is not a Key Employee during the Plan Year but who was a
Key Employee during any prior Plan Year shall be disregarded;
               (2)  the present value of an Employee's accrued
benefit under a defined benefit plan as of a Determination Date shall be determined as of that valuation date which occurs within the twelve (12)
month period ending on such Determination Date and is used by the enrolled actuary for computing Plan costs for minimum funding, as if the Employee's separation from service occurred on such valuation date;
               (3)  the account balance of an Employee in a defined
contribution plan as of any Determination Date shall be equal to the account balance of the Employee on the valuation date which occurs within the twelve (12) month period ending on such Determination Date including an adjustment for contributions made or which are due as of such
Determination Date;
               (4)  the accrued benefit and/or account balance of any
individual who has not received compensation from an Employer during the five-year period ending on any Determination Date after 1984 shall be disregarded; and
               (5)  the account balance of an Employee in a defined
contribution plan or the present value of the accrued benefit of an
Employee in a defined benefit plan, as of a Determination Date -
                        (A)  excludes any rollover
               contribution or similar transfer to such
               plan made after December 31, 1983 and
               attributable to the Employee's interest in a
               plan other than a plan maintained by the
               Company or an Affiliate, and
                        (B)  includes any amount
               distributed with respect to the Employee
               under the Plan within the five (5) year
               period ending on the Determination Date,
               except to the extent that such amount is
               included in such Employee's Account
               balance or the present value of his accrued
               benefit pursuant to Paragraph (2) or (3).
               This Subparagraph (B) shall also apply to
               distributions under a terminated plan
               which, if it had not been terminated,
               would have been required to be included
               in an Aggregation Group, and
               (6)  the terms "Employee" and "Key Employee"
include their beneficiaries.
        10.4   (a)  Except as otherwise provided in Subsection
(b), the amount of the Employer contribution made on behalf of each
Member, or Employee eligible to participate who has not separated from
Service at the end of the Plan Year and who is not a Key Employee for any Top-Heavy Plan Year shall be at least equal to the lesser of:
               (1)  three percent (3%) of such Member's Section
415 Compensation; or
               (2)  the percentage of Compensation represented by
the Employer contributions made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the contribution made on behalf of each such Key Employee by so much of his Compensation as does not exceed $200,000.
        (b)    Where the inclusion of this Plan in an Aggregation
Group pursuant to Section 10.1(c)(1) enables a defined benefit plan described in Section 10.1(c)(1) to meet the requirements of
Section 401(a)(4) or Section 410 of the Code, the minimum Employer contribution required under this Section shall be the amount specified in
Section 10.4(a)(1).
        (c)    For Plan Years beginning after 1984, the term
"Employer contribution" for purposes of Section 10.4(a) shall include any contribution made on behalf of a Member pursuant to Section 3.1 of the
Plan.
        10.5   For any Top-Heavy Plan Year, the limitations
contained in Section 7 of the Plan shall be applied by substituting "1.0" for "1.25" in Sections 7.2(a)(2)(A) and 7.2(b)(2)(A) of the Plan, unless for such Plan Year --
        (a)    the requirements of Section 10.4 would be satisfied if
"four percent (4%)" were substituted for "three percent (3%)" in
Subsection (a)(1) thereof; and
        (b)    the Plan would not be a plan described in
Section 10.3 if "90%" were substituted for "60%" wherever the latter figure appears in Section 10.3.
Section 11
Miscellaneo              us
        11.1    It shall be impossible for any part of the corpus or
income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Members and their beneficiaries, or to deprive any one of them of his vested interest in the Trust Fund. Subject to this provision, the Plan may be amended at any time by the Board, and any amendment may be given retroactive effect as the Board may determine, except that no amendment may be adopted which has the effect of eliminating an optional form of benefit with respect to benefits attributable to service prior to the amendment.
        11.2 The Plan may be terminated, partially terminated or contributions under the Plan may be completely discontinued at any time by the Board. In the event of termination, partial termination of the Plan or complete discontinuance of contributions under the Plan, no contribution shall be made thereafter except for a month the last day of which coincides with or precedes such termination or discontinuance, no distribution shall be made except as provided in the Plan, the rights of all Members directly affected by any such termination or discontinuance of contributions to the amounts to the credit of their accounts as of the date of such termination or discontinuance shall be fully vested, no person shall have any right or interest except with respect to the Trust Fund, and the Trustee shall continue to act until the Trust Fund shall have been distributed in accordance with the Plan assuming the restrictions described in Section 8.5 to the extent still required by law shall remain in effect.
        In the event of closing of a plant or layoff or discharge of a number of employees which would not constitute a partial termination for purposes of the Code, the Board may determine in its discretion pursuant to uniform and non-discriminatory rules to fully vest all affected Members.
        11.3    Except as otherwise provided in the case of a
qualified domestic relations order described in Section 414(p) of the Code, and the loan provisions of Section 8, no Member or beneficiary shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien any benefits to which he is entitled under the Plan, and benefits under the
Plan shall not be subject to attachment, garnishment or other legal process.
Any attempted assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind shall not be recognized by the Committee and the Committee in such case may direct that such benefits be held or applied for the benefit of such Member or beneficiary, his spouse, children or other dependents in such manner and in such proportion as the Committee deems advisable.
        11.4    If a Member or beneficiary to whom benefits shall be
due under the Plan shall be or become incompetent, either physically or mentally, in the judgment of the Committee, the Committee shall have the right to determine to whom such benefits shall be paid for the benefit of such Member or beneficiary.
        11.5    Each Member and beneficiary shall keep the
Committee advised of his current address.  If amounts become distributable under the Plan and the Committee is unable to locate the Member or beneficiary to whom the distributions are payable, the account of such
Member or beneficiary shall be closed after three (3) years from the time such distributions first become payable and the amount of such account shall be applied to reduce Company Matching Contributions.  If, however, such Member or beneficiary subsequently makes proper claim to the
Committee for such amount, the amount of such account will be restored to the Trust Fund by the Company and will be distributable in accordance with the terms of the Plan.
        11.6    In the case of any merger or consolidation with, or
transfer of assets or liabilities to, any other plan, each Member and beneficiary under the Plan shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferee plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
        11.7    This Plan shall be governed by the laws of the State
of New York to the extent not preempted by ERISA or other federal law.
   Section 12
     Conditional           Adoption
        This amended and restated Plan is adopted subject to the
conditions precedent that it be determined to be qualified under Section
401(a) of the Code and that it be determined to satisfy the requirements of
Section 401(k) of the Code. In the event that the Internal Revenue Service determines that this Plan or any part thereof does not so qualify, all affected company contributions shall be returned to the Company and all affected
Salary Deferral Contributions, together with any allocable earnings, shall be returned to Members within one year of the date of the denial of qualification or unfavorable determination.
        IN WITNESS WHEREOF, Salant Corporation has hereby
adopted this Plan on this         day of December, 1994, as of the year and
day first above written.

Attest:
                           President



        Secretary

6985

03/23/95           APPENDIX A

                 ADOPTING COMPANIES

Name                       Effective Date

Salant Corporation                                            January 1, 1979

Denton Mills, Inc.                                            January 1, 1992